                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------




                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                ----------------


                Date of Report (Date of earliest event reported):
                                 April 28, 2005

                                  Alpharma Inc.
                                  -------------


             (Exact name of registrant as specified in its charter)

              Delaware                             1-8593                             22-2095212
              --------                             ------                             ----------
   (State or other jurisdiction of            (Commission File              (IRS Employer Identification)
           incorporation)                          Number)


                 One Executive Drive, Fort Lee, New Jersey 07024
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code
                                 (201) 947-7774


                                 Not Applicable
                 ----------------------------------------------
                (Former name or former address, if changed since
                                  last report)

This 8-K/A amends in its entirety the 8-K that was filed by the Company on April 29, 2005.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

The Company has determined that it was not in compliance at December 31, 2004 and 2003 with certain debt covenants related to its 8 5/8% Senior Notes due 2011(the "Senior Notes") relating to the timely payments of liquidated damages due to its Senior Note holders and timely filing of certain certificates required in the covenants to the Senior Notes at December 31, 2004 and 2003. The Company has subsequently cured the defaults relating to the liquidated damages and certain of the certificates and intends to cure the remaining certificate defaults concurrent with the filing of the 10-K/A discussed below.

In addition, certain defaults under the Senior Notes were also defaults under certain covenants under the Company's Senior Credit Facility ("Senior Credit Facility"). However, since these triggering defaults under the Senior Notes have now been cured, and the Company has notified the Bank Administrative Agent of the existence and subsequent cure of such defaults, these defaults under the Senior Credit Facility have been cured and such facility is currently not callable.

In addition, in connection with its April 2005 review of debt covenants, the Company discovered that it had not made a timely filing of its December 31, 2003 compliance certificate with the trustee for the 3.0% Convertible Senior Subordinated Notes due 2006 ("06 Notes"). The Company has filed the required certificate with the trustee for the 06 Notes and therefore has cured this default.

As a result of these defaults, on April 28, 2005, the Company's management concluded that the previously issued financial statements for 2003 and 2004 should no longer be relied upon. As a result, the Company intends to file, during the week of May 2, 2005, a further Form 10-K/A (to amend Item 1 of Part I; Items 6, 7, 8 and 9 of Part II; Part IV and such other Items as may be necessary) for the year ended December 31, 2004 and amend its reports on Form 10-Q for the quarters ended September 30, 2003 and March 31, June 30 and September 31, 2004 to, among other things, update disclosures related to internal controls and compliance with debt covenants and to revise the financial statements included therein to reclassify certain debt as current on the Company's consolidated balance sheet at December 31, 2003 and 2004 and at September 30, 2003 and March 31, June 30 and September 30, 2004 ($503,293,000 at December 31, 2004 and other amounts at each of the other balance sheet dates). The Company expects that beginning with the filing of the Form 10Q for the period ended March 31, 2005, the balance sheet classification of the debt will reflect these debt instruments as long-term based on the curing of the defaults described above. The audit committee of the Company's Board of Directors has discussed the matters discussed in this item as it relates to the Company's 2003 and 2004 financials with PricewaterhouseCoopers, the Company's independent registered public accounting firm that audited the Company's financials for 2003 and 2004.

The Company has concluded that an additional material weakness in internal control over financial reporting existed as of December 31, 2004 because it did not maintain effective controls to ensure the appropriate review and monitoring of compliance with certain of its debt covenants. While the Company has a detailed quarterly process for reviewing its compliance with its Senior Credit Facility covenants (the Senior Credit Facility contains the most restrictive covenants and unlike the Senior Notes imposes "maintenance" covenants), a comparable process did not exist as of December 31, 2004 for the Senior Notes and the 06 Notes. This control deficiency resulted in the Company failing to comply with certain of its debt covenants at December 31, 2004 and 2003. As a result of this control deficiency the Company will be restating its financial statements to reclassify certain debt as current on the Company's consolidated balance sheet at December 31, 2003 and 2004 and at September 30, 2003 and March 31, June 30 and September 30, 2004 and to amend its disclosures related to debt covenant compliance. This control deficiency could result in a misstatement of debt and the related disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Because of the existence of other material weaknesses, the Company's management had previously concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004.


                                  ALPHARMA INC.




                                                  By: /s/ Matthew Farrell
                                                  Matthew Farrell
                                                  Executive Vice President and
                                                  Chief Financial Officer

Date:  April 29, 2005